UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2007

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being submitted to report the amendment of the final of four debentures, relating to transactions previously reported on our Current Report on Form 8-K that was submitted on March 23, 2007.

Item 1.01   Entry into Material Definitive Agreements

Agreement to Amend Convertible Debenture Agreements

As previously reported, on March 21, 2007, the Company amended its 10% Unsecured Convertible Subordinated Debentures originally issued in February 2006 to the Phillips W. Smith Family Trust, James Davis and Bruce Culver.

On March 28, 2007, the Company amended its 10% Unsecured Convertible Subordinated Debentures originally issued in February 2006 to William Reiling, effective on March 21, 2007.  Under the terms of the revised debentures, Mr. Reiling agreed to accept as payment for interest due on the debenture the following:

•                  Cash paid for interest from inception through May 31, 2006;

•                  Investment Units, consisting of one share of stock and a three year warrant to acquire 0.5 shares of Company common stock at $0.50 per share, for interest accrued from June 1, 2006 through January 31, 2007, such accrued interest to be converted into Investment Units at a price of $0.40 per Unit; and

•                  Cash or Company common stock (converted on the basis of $0.50 per share), at the option of the Company, for interest accrued from February 1, 2007 through settlement of the debenture.

Other terms of the debentures were not changed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

April 2, 2007	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer